Exhibit 99.1

STATEMENT

OF FINANCIAL

CONDITION

AS OF DECEMBER 31, 2005

BOSTON PRIVATE BANK & TRUST COMPANY

Board of Directors

Herbert S. Alexander

Managing Partner

Alexander, Aronson, Finning &

Company

John H. Clymer

Partner

Nixon Peabody, LLP

Eugene S. Colangelo

Chairman of the Board

Julio Enterprises

Chairman of the Board

Boston Private Bank & Trust Company

Christopher W. Collins

Chief Executive Officer

Collins, Nickas & Company, LLC

W. Pearce Coues

Former Chairman

MGI Properties

Joseph H. Cromarty

President, Eastern Region

Boston Private Financial Holdings, Inc.

James D. Dawson

President & Chief Operating Officer

Boston Private Bank & Trust Company

Kate S. Flather

Private Investor

Kathleen M. Graveline

Private Investor

Charles T. Grigsby

Senior Vice President

Massachusetts Capital Resource Company

Susan P. Haney

Private Investor

E. Christopher Palmer

President & Managing Shareholder

Palmer and Corbett, PC

Eugene Franklin Rivers, III

Co-Director

National Ten Point Leadership Foundation

Michael F. Schiavo

General Partner & Chief Financial Officer

Kodiak Venture Partners

Alan D. Solomont

Chairman & Chief Executive Officer

Solomont Bailis Ventures

John Larkin Thompson

Nutter, McClennen & Fish

Mark D. Thompson

Chief Executive Officer

Boston Private Bank & Trust Company

Timothy L. Vaill

Chairman & Chief Executive Officer

Boston Private Financial Holdings, Inc.

Policy Group

Mark D. Thompson

Chief Executive Officer

James D. Dawson

President

Chief Operating Officer

James C. Brown

Executive Vice President

James D. Henderson

Executive Vice President

Amy E. Hunter

Executive Vice President

Pilar Pueyo

Senior Vice President

Anne L. Randall

Executive Vice President

Chief Financial Officer

George G. Schwartz

Executive Vice President

Treasurer

John J. Sullivan

Senior Vice President

Office Locations

Headquarters: Boston Office

Ten Post Office Square

Boston, Massachusetts

(617) 912-1900

Wellesley Office

336 Washington Street

Wellesley, Massachusetts

(781) 707-7700

Back Bay Office

500 Boylston Street

Boston, Massachusetts

(617) 912-4500

Jamaica Plain Loan Center

401c Centre Street

Jamaica Plain, Massachusetts

(617) 524-6050

Kendall Square Office

One Cambridge Center

Cambridge, Massachusetts

(617) 646-4800

Newton Centre Office

1223 Centre Street

Newton, Massachusetts

(617) 646-4850

Seaport Office

157 Seaport Boulevard

Boston, Massachusetts

(617) 646-4880

Lexington Office

1666 Massachusetts Avenue

Lexington, Massachusetts

(617) 912-3600

HEADQUARTERS TEN POST OFFICE SQUARE • BOSTON, MASSACHUSETTS 02109

TELEPHONE: 617-912-1900 • WWW.BOSTONPRIVATEBANK.COM

Member of Boston Private Wealth Management Group

Dear Friend,

When asked how our bank remains competitive in an ever-changing financial landscape, the answer is our staff. Staff members who are not only accessible and responsive, but have the experience, knowledge, and expertise to serve as trusted advisors to each one of our clients. This approach allows us to develop long-term relationships, which are important when clients need to make major financial decisions such as buying a home, growing or selling a business, or planning for retirement by growing and protecting their wealth. It is an approach that has proven successful since we opened our doors in 1987.

I am pleased to report that 2005 proved to be another successful year in our Bank’s history.

2005 Financial Highlights:

•	Net income of $20.2 million, up 33% over the prior year.

•	Balance sheet assets grew 18% to $2.2 billion.

•	Assets under management grew to $2.3 billion, an increase of 15% over 2004.

•	Total deposits and loans grew 18% and 13%, respectively, over 2004.

While we celebrate the end of another strong year supported by robust new business, we are simultaneously investing in our future, building our infrastructure, attracting top-notch people to join our staff, and continuing to make an impact in the community. We finished the year with the opening of our eighth full-service office in Lexington, Massachusetts, and within the next 18 months, we plan to open two new full-service offices in Hingham and Beverly, Massachusetts.

We believe that our commitment to exceptional personal service, relationship management, and performance will continue to set us apart from our competition. It is our vision to be the premier private bank and wealth management company in the region.

We look forward to continuing to earn your trust and confidence in the months and years ahead.

Mark D. Thompson Chief Executive Officer

Boston Private Bank & Trust Company
CONDENSED BALANCE SHEETS
(Unaudited)	December 31,

($ in Thousands)	2005	2004
Assets
Cash & Short Term Investments	$152,163	$21,501
Investment Securities	476,265	451,118
Loans Held for Sale	4,909	12,799
Commercial Loans	674,521	577,314
Mortgage Loans	821,665	729,921
Home Equity & Other Loans	53,138	58,385

Total Loans	1,549,324	1,365,620
Less: Allowance for Loan Losses	(16,507)	(14,281)

Net Loans	1,532,817	1,351,339
Other Assets	62,799	49,249

Total Assets	$2,228,953	$1,886,006

Liabilities & Shareholder’s Equity
Demand Deposits	$301,210	$223,989
NOW Accounts	153,795	146,276
Savings & Money Market	1,035,117	886,833
Certificates of Deposit	143,766	129,786

Total Deposits	1,633,888	1,386,884
Borrowings	433,519	364,215
Other Liabilities	23,814	16,340

Total Liabilities	2,091,221	1,767,439

Shareholder’s Equity	137,732	118,567

Total Liabilities & Shareholder’s Equity	$2,228,953	$1,886,006

Boston Private Bank & Trust Company
CONDENSED STATEMENTS OF INCOME
(Unaudited)	Year Ended December 31,

($ in Thousands)	2005	2004
Interest Income	$95,862	$73,727
Interest Expense	33,717	23,163

Net Interest Income	62,145	50,564
Provision for Loan Losses	2,266	2,375

Net Interest Income after Provision	59,879	48,189
Investment Management Fees	13,342	11,928
Banking Fees and Other Income	3,082	2,587
Operating Expenses	48,445	42,686

Income Before Income Taxes	27,858	20,018
Income Taxes	7,696	4,803

Net Income	$20,162	$15,215

Boston Private Bank & Trust Company
SELECTED FINANCIAL DATA
(Unaudited)	Year Ended December 31,

($ in Thousands)	2005	2004
Average Assets Under Management	$2,257,000	$1,920,000
Return on Average Banking Assets	0.99%	0.85%
Return on Average Equity	15.85%	13.74%
Net Interest Margin	3.38%	3.17%
Total Fees and Other Income / Revenues	20.90%	22.30%
Allowance for Loan Losses / Total Loans	1.07%	1.05%